Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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March 29, 2013	FRANKFURT
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Broadcom Corporation	SÃO PAULO
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Re:	Broadcom Corporation

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Broadcom Corporation, a California corporation (the “Issuer”), in connection with the public offering relating to the exchange of up to $500,000,000 aggregate principal amount of the Issuer’s 2.500% Senior Notes due 2022 (the “Exchange Notes”), which will be registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of its outstanding unregistered 2.500% Senior Notes due 2022 (the “Original Notes”) as contemplated by the Registration Rights Agreement, dated as of August 16, 2012 (the “Registration Rights Agreement”), by and among the Issuer and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as the representatives of the initial purchasers of the Original Notes.

The Indenture, dated as of November 1, 2010, among the Issuer and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee (the “Trustee”), as supplemented by a Supplemental Indenture, dated as of August 16, 2012 among the Issuer and the Trustee (such indenture, as so supplemented, the “Indenture”), provides for the authentication and delivery of the Exchange Notes.

Broadcom Corporation

March 29, 2013

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-4 of the Issuer relating to the Exchange Notes to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act on the date hereof (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of the Indenture;

(c) an executed copy of the Registration Rights Agreement;

(d) the global certificates evidencing the Original Notes (the “Original Note Certificates”);

(e) the form of global certificates evidencing the Exchange Notes included in the Indenture;

(f) a copy of the second amended and restated articles of incorporation of the Issuer, as certified by the Secretary of State of the State of California (the “Charter”);

(g) a copy of the bylaws, as amended through August 16, 2012, of the Issuer, as certified by DeAnn F. Work, Senior Vice President, Deputy General Counsel and Assistant Secretary of the Issuer;

(h) a copy of certain resolutions of the board of directors of the Issuer, adopted August 6, 2012, certified by DeAnn F. Work, Senior Vice President, Deputy General Counsel and Assistant Secretary of the Issuer; and

(i) an executed copy of a certificate of the Assistant Secretary dated August 16, 2012, certifying the actions taken by the Company’s pricing committee in connection with the issuance of the Original Notes.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Issuer and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

Broadcom Corporation

March 29, 2013

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Issuer and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of (i) the State of California and (ii) the State of New York, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”), or as to the effect of any such non-Opined on Law on the opinions stated herein.

The Indenture and the Exchange Note Certificates (as defined below) are referred to herein collectively as the “Transaction Documents.”

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that the issuance of the certificates to evidence the Exchange Notes (the “Exchange Note Certificates”) has been duly authorized by all requisite corporate action on the part of the Issuer under the laws of the State of California and, when the Exchange Note Certificates in the form examined by us have been duly completed, executed, authenticated, issued and delivered in exchange for the Original Note Certificates in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, such Exchange Note Certificates will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the

Broadcom Corporation

March 29, 2013

Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Documents;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d) in rendering the opinion set forth above, we have assumed that the Trustee’s certificates of authentication of the Exchange Note Certificates will have been manually signed by one of the Trustee’s authorized officers and that the Exchange Note Certificates conform to the form thereof included in the Indenture and examined by us; and

(e) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinions we have assumed that neither the execution and delivery by the Issuer of the Transaction Documents to which the Issuer is a party nor the performance by the Issuer of their obligations under the Transaction Documents to which the Issuer is a party: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Issuer or their respective property is subject, except that we do not make this assumption with respect to the Issuer’s organizational documents or any lease, indenture, instrument or other agreement which has been identified to us by the Issuer as being material to it and which are listed as exhibits in Part II of the Registration Statement, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Issuer or their respective property is subject, (iii) violates or will violate any law, rule or regulation to which the Issuer or their respective property is subject (except that we do not make such assumption with respect to the laws of California and New York insofar as we express our opinion herein) or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Broadcom Corporation

March 29, 2013

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP